Exhibit 10.19

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT dated as of the 28th day of April, 2016, by and among Arkados Energy Solutions, LLC ("Acquiror"), a Delaware corporation, Arkados, Inc., a Delaware corporation (“AKDS”), New Dimensions Energy Solutions, LLC, a Delaware limited liability company (“NDES” or the “Seller”) and Edward D. Miller (“Miller”)

WITNESSETH

Whereas, the Seller owns all the right, title and interest in, to and under certain customer/client lists (the “NDES Customer Lists”) relating to the business of non-residential energy-efficient lighting or lighting solutions services (the “NDES Customers”);

Whereas, the members of NDES intend to dissolve NDES and accordingly are in the process of selling the assets of NDES;

Whereas, NDES owes Miller certain amounts in respect of funds Miller advanced to NDES as evidenced by that certain promissory note having a principal amount of $100,000 and any accrued interest thereupon (the “NDES Indebtedness”);

Whereas, the Acquiror is a wholly-owned subsidiary of AKDS, which is engaged in the business of providing software and other services various involving energy solutions;

Whereas, AKDS has registered its Common Stock, par value $0.001 per share (the “AKDS Common Shares”) with the U.S. Securities and Exchange Commission;

Whereas, NDES desires to sell all of its right, title and interest in, to and under the NDES Customer Lists to Acquiror and to apply the proceeds thereof to the repayment of its obligations to Miller, all on the terms and conditions set forth herein (the “Acquisition”); and

Whereas, Acquiror wishes to buy from NDES all of NDES’ right, title and interest in, to and under the NDES Customer Lists, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties, intending to be legally bound, hereby represent, warrant and agree as follows:

I. DEFINITIONS

1.1           Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated below:

“Closing” shall mean the consummation of the Transactions on the date hereof.

“Consents” shall refer to the consents or approval of any third party including any governmental agency required in connection with the Acquisition including, but not limited to, any consent required in connection with the transfer of the Assets as hereinafter defined or resulting from completion of the Acquisition required by or necessary to prevent any termination of a Material Contract referred to in Section 5.5 and listed in the Disclosure Schedules.

“Contract” shall mean any agreement, contract, license, indenture, lease, mortgage, plan, arrangement, commitment or instrument including any note or other debt instrument (whether written or oral to the extent any of the foregoing represent binding obligations of a party).

“Enforceability Exceptions” shall mean the extent to which enforceability of an obligation may be limited by applicable bankruptcy, insolvency, re-organization or other similar laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

“Knowledge” shall mean with respect to a party's awareness of the presence or absence of a fact, event or condition (a) actual knowledge plus, if different, (b) the knowledge that would be obtained if such party conducted itself faithfully and exercised a sound discretion in the management of his own affairs. The knowledge of any party making a representation for warranties hereunder shall be attributable to all other parties making such representations for warranties.

“Laws” shall mean all laws, common laws, rules, regulations, ordinances, codes, judgments, injunctions, orders, decrees, permits, policies and other requirements of the United States, including all local governments and all agencies and instrumentalities thereof, including any administrative agencies or administrative body created by any such government.

“Liabilities” shall mean any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement including the notes thereto.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, adverse claim or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“Material Adverse Effect” or “Material Adverse Change” with respect to a party means a change which would in the aggregate have material adverse effect on the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations, business or future business or financial condition on a consolidated or combined basis of such party.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or governmental entity.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Returns” shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxation required by any Law to be filed with any tax authority.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall refer to any corporation or other entities in which a Person has a majority interest or which is otherwise controlled by such Person.

“Taxation Authority” shall mean any taxing or other authority, whether of the United

States or elsewhere, competent to impose any Tax liability.

“Tax” shall mean:

1. All taxes, duties, charges, levies, deductions or withholdings wherever imposed and whether of the United States or elsewhere including without limitation income tax, (including income tax required to be deducted or withheld from or accounted for in respect of any payment) capital gains tax, inheritance tax, corporation tax, withholding tax, social security and other similar contributions;

2 . Any interest penalty, fine and surcharge related to or arising in connection with any of the matters specified in the preceding sub-paragraph.

“Transactions” shall mean, in respect of any party, all transactions set forth in or contemplated by this Agreement that involve, relate to or affect such party, including, without limitation, the Acquisition.

II. PURCHASE AND SALE

2.1           Assets To Be Conveyed. Subject to the terms and conditions herein set forth, and on the basis of the mutual representations, warranties and covenants herein set forth, at the Closing (as hereinafter defined), the Seller hereby sells, and Acquiror hereby buys, the NDES Customer Lists (collectively the "Assets"), as more fully set forth in Schedule 2.1, free and clear of all Liens, except as set forth in the Disclosure Schedules, including (but not limited to):

(1)           all of the Seller’s right, title and interest in, to and under all contracts with any NDES Customers (the “Material Contracts”); and

(2)           all books, papers, files, documents, and records (including without limitation, records stored on electronic media) pertaining to or embodying the Assets.

2.2           Disclosure Schedules. The Seller has delivered schedules relating to the Assets, the NDES Customers and other matters as required herein (collectively, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement.

  III.         PURCHASE PRICE; PAYMENT

3.1           Purchase Price; Payment.

(a) In consideration for the purchase of the Assets, subject to Section 3.1(b), at the Closing AKDS will deliver to NDES or upon the instruction of NDES: (i) One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (166,667) AKDS Common Shares (the “Acquisition Shares”), and (ii) a warrant to purchase One Hundred Sixty-Six Thousand Six Hundred Sixty-Seven (166,667) Common Shares at an exercise price of $2.00 per share (the “Acquisition Warrant”) substantially in the form of Exhibit A to this Agreement; the Acquisition Shares and the Acquisition Warrant being collectively referred to as the “Acquisition Securities”). The certificates that represent the Acquisition Shares (the “Share Certificates”), the Acquisition Warrant and the certificate that will represent the AKDS Common Shares to be issued upon the exercise of the Acquisition Warrant (the “Underlying Acquisition Shares”) shall each bear legends restricting their transferability to comply with the exemption from registration under Section 4(a)(2) of the Securities Act.

(b) NDES hereby instructs AKDS to deliver the Acquisition Securities to Miller at his address set forth in Section 9.6. In lieu of delivering the Share Certificates to Miller at the Closing, the Acquiror may deliver to NDES and Miller a true copy of the irrevocable written instruction of AKDS to its transfer agent instructing the transfer agent to issue the Acquisition Shares to Miller within three days of the date of the letter (the “Irrevocable Order”).

(c) Upon delivery of the Acquisition Securities (or, in the alternative, the Irrevocable Order and the Acquisition Warrant) to Miller, Miller will accept the Acquisition Securities in full satisfaction of, and in exchange for his cancellation of, the NDES Indebtedness and shall deliver the original of any evidence of the NDES Indebtedness to NDES marked “cancelled.”

IV. DELIVERIES

4.1         The Seller’s Deliveries to Acquiror. As a condition to the obligations of the Acquiror under this Agreement, at the Closing the Seller will deliver to Acquiror:

(1)         originals of all Materials Contracts;

(2)         the written consents of all of the members of NDES which irrevocably authorizes and directs the dissolution and winding up of NDES in accordance with the applicable law of the jurisdiction of its formation and the payment of the NDES Indebtedness to Miller by the delivery of the Acquisition Securities to Miller; and

(3)        such other documents as may be reasonably requested by counsel for the Acquiror or AKDS as may be necessary for the implementation and consummation of this Agreement and the other transactions contemplated hereby.

4.2          Deliveries to the Seller by AKDS and the Acquiror. At Closing, AKDS and the Acquiror will make the deliveries of the Acquisition Securities required to be made by it under Section 3.1 as the purchase price for the Assets.

V. REPRESENTATIONS AND WARRANTIES OF

THE SELLER AND MILLER

Except as set forth in the Disclosure Schedule, in addition to any other representations or warranties, the Seller makes the following representations and warranties to AKDS and the Acquiror on the date hereof with the knowledge and understanding that AKDS and the Acquiror are relying materially upon such representations and warranties. References to Schedule numbers shall refer to the subdivisions of the Disclosure Schedule.

5.1         Business Organization; Due Authorization. The Seller is a duly formed and validly existing limited liability company in good standing under the laws of the jurisdiction of its formation. This Agreement and the Transactions contemplated hereby have been duly authorized by the Seller by all necessary action.

5.2         Authority; Enforceability. The Seller has all the requisite power and authority to execute and delivery and perform its obligations under this Agreement and all related transactions as provided hereunder. This Agreement is a valid and binding agreement, enforceable against the Seller in accordance with its respective terms, subject to the Enforceability Exceptions.

5.3         Title to Assets; Absence of Liens. The Seller has good and marketable title to, or in the case of leases and licenses, valid and subsisting leasehold interest or licenses in, the Assets, including without limitation, all of the properties and assets that are listed in Schedule 2.1, in each case free and clear of any and all Liens. There are no customers of NDES not included in the NDES Customer Lists.

5.4           Contracts. Schedule 5.4 consists of a true and complete list of all Material Contracts, which relate to the NDES Customer List.

Except as set forth on Schedule 5.4 (i) each Material Contract is a full force and effect and there is no default under any Material Contract either by the Seller or, to the knowledge of the Seller, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Seller or to the knowledge of the Seller, any other party of which could result in termination of a Material Agreement or which would provide the basis for a claim against the Seller; (ii) no party to any such Material Contract has given notice to the Seller of or made a claim against the Seller with respect to any breach or default thereunder; and (iii) the Seller has not received any payment from any contracting party in connection with, or as an inducement for, entering into any contract, agreement, commitment or instrument with the Seller except for payment for actual services rendered or to be rendered by the Seller, consistent with amounts historically charged for such service.

Schedule 5.4 also lists all pending executed letters of intent. To the Knowledge of the Seller no letter of intent has been canceled or terminated.

5.5           Litigation. There is no claim, action, proceeding, or investigation pending or, to the Knowledge of the Seller, threatened against or affecting the Seller, any member of the Seller, any Material Contract or any of the Seller’s relationship or agreements with NDES Customers, or any of the Assets before or by any court, arbitrator or governmental agency or authority which, in their reasonable judgment, could have a Material Adverse Effect on the Seller or the Material Contracts. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against the Seller or any member of the Seller and with respect to any action or claim covered by insurance, the Seller has complied with all requirements of any such policy which are conditions to the defense and continued defense of such claim or action. Neither the Seller, any NDES Customers or any person for whose acts or defaults in the matter it may be contractually or vicariously liable is involved in any civil criminal or arbitration proceedings or reference of any dispute to any expert and, to the Knowledge of the Seller, no such proceeding is pending or threatened against the Seller, any member of the Seller or any NDES Customer and there are no facts likely to give rise to such proceedings or reference.

5.6           No Conflict. The execution and delivery of this Agreement by the Seller does not, and the consummation by the Seller of the Transactions will not, violate, conflict with or result in a breach of any provision of, or constitute a default (or in an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or Assets under any (i) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to any NDES Customer or any of the Assets, or (iii) except as set forth in Schedule 5.6, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Seller is now a party or by which the Seller or any of its properties or the Assets may be bound or affected, excluding from the foregoing clauses (i) and (ii), such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a Material Adverse Effect.

5.7           Compliance With Law. The Seller does not know of any assertion by any party that Seller is in violation in any material respect of any such laws, rules, regulations, orders, restrictions or requirements with respect to its operations, and no notice in that regard has been received by the Seller or any member of the Seller.

5.8           Employee Matters. The Seller has no employees and has never maintained or contributed to any employee benefit plan, or any stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any other deferred compensation agreement, plan or funding arrangement, whether or not such plan has been terminated and whether or not such plan is of legally binding nature in the form of an informal understanding.

5.9           Non Governmental Consents. Except as listed in Schedule 5.9, no Consent of any third party is required pursuant to any Material Contract or by any non governmental third party to preserve any material right of the Seller being transferred hereby or which relates to the Assets.

5.10         Liabilities. Aside from the NDES Obligation, NDES does not have any Liabilities.

5.11         Accounts Receivable. NDES has no accounts receivable.

5.12         Investment Intent; Requisite Sophistication and Delivery of Information. The Seller and Miller hereby represent and warrant that Miller will be acquiring the Acquisition Securities solely for his investment purposes, for his own account, and not with a view to the distribution of any of the Acquisition Securities. Miller hereby represents that he is an “accredited investor,” as defined in Regulation D. The Seller and Miller further represent and warrant that each understands that AKDS is issuing the Acquisition Securities at the Seller’s instruction to Miller in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) of the Securities Act. Miller acknowledges that the Acquisition Shares may not be sold, transferred, pledged, hypothecated, assigned or otherwise disposed of by Miller unless Miller has provided AKDS with a legal opinion reasonably satisfactory in form and substance and stating that such transfer, pledge, hypothecation, assignment or other transfer is exempt from the registration requirements of the Securities Act. Furthermore, Miller acknowledges that the Share Certificates, the Acquisition Warrant and the Underlying Acquisition Shares each shall bear an appropriate restrictive legend to reflect the foregoing restrictions and that stop transfer instructions will be placed against the Acquisition Shares and, when issued, the Underlying Acquisition Shares with respect thereto. Miller acknowledges that he can bear the economic risk and complete loss of its investment in the Acquisition Securities and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the Acquisition Securities. Miller has had an opportunity to receive all information related to AKDS requested by him and to ask questions of and receive answers from AKDS regarding AKDS, its business and the Acquisition Securities.

VI.          REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND AKDS

AKDS and the Acquiror jointly and severally represent and warrant to the Seller as follows as of the date hereof, with the Knowledge that the Seller is relying materially on such representations and warranties:

6.1           Organization and Standing of Acquiror. Each of AKDS and the Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of AKDS and the Acquiror has all requisite corporate power to carry on its business as it is now being conducted.

6.2           Due Authority. This Agreement and the Transactions have been duly authorized by all necessary action on the part of AKDS and the Acquiror. This Agreement constitutes the valid and binding obligations of AKDS and the Acquiror, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

6.3           Governmental Approval; Consents. Based on the representation and warranties contained in Section 5.12, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by AKDS or the Acquiror with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the execution, delivery and performance of this Agreement or any other agreement contemplated hereby by AKDS or the Acquiror.

6.4           Valid Issuance. The issuance of the Acquisition Securities has been duly and validly authorized and, when issued and paid for pursuant to this Agreement, shall be free and clear of all encumbrances and restrictions (other than those created by the Seller or Miller), except for restrictions on transfer imposed by applicable securities laws. Upon the due exercise of the Acquisition Warrant, the Underlying Acquisition Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions imposed by applicable securities laws or those created by Miller. AKDS shall have reserved a sufficient number of shares of AKDS Common Shares for issuance upon the exercise of the Acquisition Warrant, free and clear of all encumbrances and restrictions, except for restrictions on transfer imposed by applicable securities laws and except for those created by the Seller or Miller.

VII.         INDEMNIFICATION

7.1           General. The Seller and its members (collectively, the “Indemnitors”) shall indemnify, defend, and hold the Acquiror and AKDS (each, an “Indemnitee”) harmless from and against any and all losses, costs, liabilities, damages, and expenses (including reasonable legal and other expenses incident thereto) of every kind, nature, and description, including any unassumed liabilities, and any undisclosed liabilities (collectively "Losses") that result from or arise out of (i) the breach of any representation or warranty of the Seller set forth in this Agreement (including the exhibits hereto) or in any certificate or schedule, or other instrument delivered to the Acquiror pursuant hereto; (ii) the breach of any of the covenants of the Seller contained in this Agreement; (iii) any liability of the Seller with respect to the ownership or use of the Assets prior to the date hereof, whether or not such liability arises prior to, on or following the Closing; or (iv) any Taxes of the Seller for any and all taxable periods up to and including the date hereof , without regard to whether or not the existence of such tax liability would constitute a breach of a representation or warranty made by the Seller hereunder.

7.2           Claims Procedure. Should any claim covered by Section 7.1 be asserted against any Indemnitee, the Indemnitee shall promptly notify the Seller; provided, that no delay or failure in notifying any Indemnitor shall reduce or adversely affect the Indemnitor's liability under this Article VII if such delay or failure was not prejudicial to the Indemnitor. Upon receipt of such notice, the Indemnitor shall assume the defense of such claim with counsel reasonably satisfactory to the Indemnitee, and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor, such consent not to be unreasonably withheld, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete, and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

VIII. POST-CLOSING COVENANTS

8.1           No Transferee Liability. Neither Acquiror nor AKDS will by virtue of the transactions contemplated hereby assume any liabilities or obligations of the Seller whatsoever and, accordingly, the Seller will take all actions which Acquiror and AKDS may reasonably request so as to fully indemnify, defend and hold Acquiror and AKDS harmless from and against any and all transferee liability arising out of the Acquisition.

8.2           Brokers' Fees. Neither the Seller nor the Acquiror has engaged the services of any broker or finder in connection with the Transactions. The Seller and the Acquiror will indemnify, defend and hold the other harmless from and against any claims made against the other on account of or arising out of their acts or alleged acts from any person for any other agent's, broker's or finder's fee or commission incurred in connection with the Transactions. The provisions of this Section 8.2 (and not the provisions of Article VII) shall apply to any claim with the scope of the proceeding sentence.

8.3           Further Assurances. From time to time, as the Acquiror may reasonably request in writing, whether at or after the Closing and without further consideration, the Seller, at its expense, will execute and deliver such further instruments of conveyance, transfer and confirmation and take such other action as the Acquiror may reasonably request in order more effectively to convey, confirm and transfer to the Acquiror of any of the Assets to be acquired.

IX. MISCELLANEOUS

9.1           Waiver of Bulk Sales Law Compliance; Indemnity. The Acquiror and AKDS hereby waive compliance with any applicable bulk sales laws, if applicable. The Seller will fully indemnify AKDS or the Acquiror, without any deductible, for any and all liabilities, expenses and costs resulting from the parties' failure to fully comply with applicable bulk sales laws.

9.2           Expenses. Each party shall pay its own expenses incident to the negotiation, preparation, and performance of this Agreement, including all fees and expenses of its counsel and accountants for all activities of such counsel and accountants undertaken pursuant to this Agreement, whether or not the Transactions are consummated.

9.3           Survival of Representations, Warranties and Covenants. All statements contained in this Agreement (including the exhibits hereto) or in any schedule, certificate or other instrument delivered by or on behalf of the Seller pursuant to this Agreement or in connection with the Transactions shall be deemed representations, warranties, agreements and covenants by the Seller or the Acquiror, as the case may be, hereunder. All representations and warranties made by the Seller in this Agreement shall survive the Closing for a period of two years. All covenants made by the Seller in this Agreement shall survive the Closing until performed.

9.4           Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the prior written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except for AKDS, there are no third party beneficiaries of this Agreement.

The provisions of this Section shall not apply to the acquisition of the Assets by a different wholly owned subsidiary entity of AKDS, or to the transfer following such acquisition, to any affiliate of AKDS. Without limiting the generality of the preceding sentence, references to the Acquiror shall be deemed to include references to any other subsidiary of AKDS.

9.5           Accuracy of Documents. All documents delivered by the Seller to Acquiror , and by Acquiror to the Seller, as photocopies faithfully reproduce the originals thereof, and such originals are authentic and were, to the extent execution was required, duly executed.

9.6           Notices. Any notice, demand or request required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally, by e -mail or by verifiable facsimile transmission (with an original to follow) (but if so delivered after 5:00 p.m., New York time, or on a day that is not a Business Day, at 9:00 a.m., New York time, on the next Business Day), or (b) on the next Business Day after timely delivery to a nationally-recognized overnight courier and on the Business Day actually received if deposited in the United States mail (certified or registered mail, return receipt requested, postage prepaid), if to a party at its address as such appears below in this Section (or at such other address for any party as such party shall notify the other parties) and if to the Company to its principal office,

If to the Seller, at: New Dimension Energy Solutions, LLC c/o Steven Zelkowitz P.O. Box 759 Wellfleet, MA 02667

If to the Acquiror, at: 211 Warren Street, Suite 323 Newark New Jersey 07103

If to Miller, at: American Express Company 200 Vesey Street, 7th Floor MC 01-07-14 New York, NY 10285

9.7           Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of New Jersey without giving effect to the principles of conflicts of law thereof.

9.8           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement. Facsimile copies shall be deemed to be originals of the original executed document.

9.9           No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

9.10         Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges and supersedes any and all previous communications, representations, warranties, understandings, agreements, oral or written and cannot be amended or changed except in writing, signed by the parties.

9.11         Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

9.12         Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ARKADOS ENERGY SOLUTIONS, LLC

By:	/s/ Terrence De Franco
	Name:	Terrence De Franco
	Title:	CEO

ARKADOS, INC.

By:	/s/ Terrence De Franco
	Name:	Terrence De Franco
	Title:	President and CEO

NEW DIMENSIONS ENERGY SOLUTIONS, LLC

By:	/s/ Steven L. Zelkowitz
	Name:	Steven L. Zelkowitz
	Title:	Sole Member

/s/ Edward Miller
Edward Miller

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